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Exhibit 5.1

CHOATE, HALL & STEWART
A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
EXCHANGE PLACE
53 STATE STREET
BOSTON, MASSACHUSETTS 02109-2891
TELEPHONE (617)248-5000
FACSIMILE (617) 248-4000
TELEX 49615860

                      June 19, 2003

NMS Communications Corporation
100 Crossing Boulevard
Framingham, Massachusetts 01702-5406

Ladies and Gentlemen:

        This opinion is delivered to you in connection with the registration statement on Form S-8 (the "Registration Statement") to be filed on or about June 19, 2003 by NMS Communications Corporation (the "Company") under the Securities Act of 1933, as amended, for registration under said Act of 750,000 shares of common stock, $.01 par value (the "Common Stock"), of the Company.

        We are familiar with the Company's Certificate of Incorporation, as restated, its By-Laws, as amended, and the records of its corporate proceedings. We have also examined such other documents, records and certificates and made such further investigation as we have deemed necessary for the purposes of this opinion.

        Based upon and subject to the foregoing, we are of the opinion that the 750,000 shares of Common Stock to be sold by the Company under its 2003 Employee Stock Purchase Plan as in effect on the date hereof, when issued against receipt of the agreed purchase price therefor, will be legally issued, fully paid and nonassessable.

        We understand that this opinion is to be used in connection with the Registration Statement and consent to the filing of this opinion as an exhibit to the Registration Statement. We further consent to the reference to this firm in the section entitled "Interests of Named Experts and Counsel" in the Registration Statement.

                      Very truly yours,

                      /s/ CHOATE, HALL & STEWART

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CHOATE, HALL & STEWART A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS EXCHANGE PLACE 53 STATE STREET BOSTON, MASSACHUSETTS 02109-2891 TELEPHONE (617)248-5000 FACSIMILE (617) 248-4000 TELEX 49615860